Exhibit 22.1

                               DI INDUSTRIES, INC.
                              LIST OF SUBSIDIARIES

                                                            State/Country of
                                                        SUBSIDIARY INCORPORATION
                                                        ------------------------

Drillers, Inc. ........................................           Texas
DI Energy, Inc. .......................................           Texas
DI International, Inc. ................................           Texas
DI Drilling, Inc. .....................................           Delaware
Western Oil Well Service Co. ..........................           Montana
Cubby Drilling, Inc. ..................................           Delaware
Butler-Johnson, Inc. ..................................           Delaware
DI Services, Inc. .....................................           Texas
DI/Perfensa Inc. (90%-Owned) ..........................           Texas
  Drillers de Mexico ..................................           Mexico
Drillers International, S.A ...........................           Argentina
Perforaciones Andinas S.A .............................           Panama
Drillers Inc. DI de Venezuela, C. A ...................           Venezuela

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